Exhibit (a)(1)(B)

FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT

Patni Computer Systems Limited Open Offer

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

(Please send this Form of Acceptance-cum-Acknowledgment with enclosures to any of the Collection

Centres as mentioned in the Letter of Offer)

(All terms and expressions used herein shall have the same meaning as ascribed thereto in the Letter of Offer)

From	OFFER OPENS ON	April 8, 2011
Folio No./DP ID No./Client ID No.:	LAST DATE OF WITHDRAWAL	April 21, 2011
Address:	OFFER CLOSES ON	April 27, 2011

Email id:

Phone:

To

The Acquirers and the PAC:

Patni Computer Systems Limited Open Offer

C/o Karvy Computershare Private Limited,

Plot No 17 to 24, Vittalrao Nagar,

Madhapur,

Hyderabad - 500 081

Dear Sir,

Sub:	Open Offer to acquire 2,70,85,565 fully paid up equity shares of face value of ` 2/- each, representing 20.00% of the Diluted Equity Capital of Patni Computer Systems Limited (“Target Company”) by Pan-Asia iGATE Solutions and iGATE Global Solutions Limited (jointly referred to as “Acquirers”) along with iGATE Corporation hereinafter referred to as person acting in concert (“PAC”) (at a price of ` 503.5/- per fully paid up equity share)

I/We refer to the Public Announcement dated January 11, 2011 and the Letter of Offer dated March 28, 2011 for acquiring the Shares held by me/us in Patni Computer Systems Limited.

I/We, the undersigned, have read the Public Announcement and Letter of Offer and understood their contents including the terms and conditions mentioned therein.

☐      SHARES IN DEMATERIALIZED FORM

I/We, holding Shares in the dematerialized form, accept the Offer and enclose the photocopy/counterfoil of the Delivery Instruction in “Off-market” mode, duly acknowledged by the Depository Participant (“DP”) in respect of my Shares as detailed below:

DP Name	DP ID	Client ID	Beneficiary Name	No. of Shares

I/We have executed an off-market transaction for crediting the Shares to the special depository account as per the details below

☐	via a delivery instruction from my account with NSDL

☐	via an inter-depository delivery instruction from my account with CDSL

Depository Name	National Securities Depository Ltd. (NSDL)

DP Name	Karvy Stock Broking Limited
DP ID Number	IN300394
Account Name	Karvy Escrow Account PCSL Open Offer
Beneficiary Account Number	18025645
ISIN	INE660F01012
Market	Off-Market
Date and time of Credit	Prior to 4.30 p.m. on or before April 27, 2011

It is the sole responsibility of the Shareholders to ensure credit of their Shares in the aforementioned depository account prior to 4.30 p.m. Indian Standard Time, which is 7:00 a.m. New York City time, on April 27, 2011.

I/We note and understand that the Shares would lie in the Special Depository Account until the time the Acquirers and the PAC dispatches the Offer consideration as mentioned in the Letter of Offer. I/We also note and understand that the Acquirers and the PAC will pay the Offer consideration only after verification of the documents and signatures, net of applicable withholding taxes, if any.

☐      SHARES IN PHYSICAL FORM

I/We, accept the Offer and enclose the original share certificate(s) and duly signed transfer deed(s) in respect of my/our Shares as detailed below.

Sr. No.	Ledger Folio No(s)	Certificate No(s)	Distinctive No(s)		No. of Shares
			From	To
1.
2.
3.
4.
5.
Total No. of Shares

(In case the space provided is inadequate, please attach a separate sheet with details.)

I/We note and understand that the Registrar to the Offer will hold the original share certificate(s) and valid share transfer deed in trust for me/us until the time the Acquirers/PAC dispatch the Offer consideration as mentioned in the Letter of Offer. I/We also note and understand that the Acquirers/PAC will pay the Offer consideration only after verification of the documents and signatures, net of applicable withholding taxes, if any.

For all shareholders

I I/We, confirm that our residential status under the (Indian) Income-tax Act, 1961 (“I-T Act”) is:

Resident

Non-resident. If yes, please state country of tax residency -

I/We, confirm that our status is:
Individual

Firm

Company

Association of Person/Body of Individual

Trust

Any other - please specify

For FII shareholders

I/We, confirm that the income arising from the transfer of shares tendered by me/us is in the nature of (select whichever is applicable):
☐ Capital gains ☐ Any other income

I/We, have enclosed the following documents:
Self attested copy of PAN card

No Objection Certificate/Tax Clearance Certificate from the Income-tax authorities under Section 195(3) or Section 197 of the I-T Act

SEBI Registration Certificate for FIIs

For Non-resident shareholders (other than FII)
I/We, have enclosed the following documents:

Self attested copy of PAN card

No Objection Certificate/Tax Clearance Certificate from the Income-tax authorities under Section 195(3) or Section 197 of the I-T Act

RBI approvals for acquiring Shares of Patni Computer Systems Limited hereby tendered in the Offer.

I/We confirm that [please specify the amount / rate of Overseas tax to be withheld] is deductible on the entire consideration towards Overseas tax as per the relevant tax laws of the country in which I/we am/are a tax resident (Refer paragraph 146 of the Letter of Offer)

For Resident shareholders
I/We, have enclosed the following documents:

Self attested copy of PAN card

Self declaration form in Form 15G/Form 15H, if applicable

No Objection Certificate/Tax Clearance Certificate from the Income-tax authorities under Section 195(3) or Section 197 of the I-T Act (applicable only for interest payment, if any)

For Mutual funds/Banks/other specified entities under Section 194A(3)(iii) of the Income Tax Act, 1961, copy of relevant Registration or notification (applicable only for interest payment, if any)

I/We confirm that the Shares of the Target Company, which are being tendered herewith by me/us under the Offer, are free from liens, charges and encumbrances of any kind whatsoever.

I/We authorize the Acquirers and the PAC to accept the Shares so offered which it may decide to accept in consultation with the Manager to the Offer and in terms of the Letter of Offer. I/We further authorize the Acquirers and the PAC to return to me/us, share certificate(s)/Shares in respect of which the Offer is not found valid/not accepted or release to my depository account (in case of dematerialised shares) at my sole risk and without specifying the reasons thereof.

I/We authorize the Acquirers, the PAC, the Registrar to the Offer and the Manager to the Offer to send by registered post/speed post/UCP as may be applicable, the draft/cheque/warrant, in full and final settlement of the amount due to me/us and/or other documents or papers or correspondence to the Sole/First Shareholder at the address mentioned below at my/our sole risk. In case I/we have tendered my/our Shares in dematerialized form, I/we authorize the Acquirers, the PAC, the Registrar to the Offer and the Manager to the Offer to use my/our details regarding my/our address and bank account details as obtained from my depository participant for the purpose of mailing the aforementioned instruments.

I/We authorize the Acquirers and the PAC to accept the Shares so offered or such lesser number of Shares that they may decide to accept in terms of the Letter of Offer and I/we authorize the Acquirers and the PAC to split/consolidate the share certificates comprising the Shares that are not acquired to be returned to me/us and for the aforesaid purposes and the Acquirers and the PAC is hereby authorized to do all such things and execute such documents as may be found necessary and expedient for the purpose.

Bank Details

So as to avoid fraudulent encashment in transit, the Shareholder(s) holding Shares in physical form should provide details of bank account of the Sole/First Shareholder and the consideration cheque or demand draft will be drawn accordingly. For Shares that are tendered in dematerialised form, the bank account details as obtained from the beneficiary position download to be provided by the depositories will be considered and the payment shall be processed with the said bank particulars, and not any details provided herein.

Name of the Bank	Branch, City
Account Number	Savings/Current/ (Others: please specify)
IFSC Code	9 digit MICR No

Yours faithfully,

Signed and Delivered

	Full Name(s) of the Shareholders	Signature
Sole/First Holder
Joint Holder 1
Joint Holder 2
Joint Holder 3

In case of joint holding, all joint holders must sign. A corporation must affix its rubber stamp and necessary resolution, consent or other approval of the board of directors (or other governing body) must be attached.

Address of Sole/First Shareholder

Tel no:	;	Fax no:	;	Email:

Place:

Date:

Tear along this line

Acknowledgement Slip

Karvy Computershare Private Ltd

Unit: Patni Computer Systems Limited Open Offer

Plot No 17 to 24, Vittalrao Nagar,

Madhapur, Hyderabad - 500 081,

Tel: +91 40 2342 0815;

Fax: +91 40 2343 1551;

email id: murali@karvy.com; Contact Person: Murali Krishna

Received from Mr./Ms.

residing at

Form of Acceptance-cum-Acknowledgement for                      Shares along with:

☐	copy of depository instruction slip from DP ID Client ID

☐	Share certificate(s) transfer deed(s) under folio number(s) for accepting the Offer made by the Acquirers along with the PAC.

Stamp of Collection Centre:	Signature of Official:	Date of Receipt:

The details of the collection centres are as follows:

S.No	Collection Centre	Address of Collection Centre	Contact Person	Phone no.	Fax no.	Mode of delivery

1	Mumbai	Karvy Computershare. Pvt Ltd. 24,Maharashtra Chamber. of Commerce. Lane, Opp. MSC Bank, Fort Mumbai – 400 023	Ms.Nutan Shirke	022-66381747-50 & 66382666	022-66331135	Hand Delivery

2	New Delhi	Karvy Computershare. Pvt Ltd. 305, New Delhi House, 27, Barakhamba Road, Connaught Place New Delhi -110 001	Mr. Rakesh Kr Jamwal/Vinod Singh Negi	011-43681700/1798	011-41036370	Hand Delivery

3	Ahmedabad	Karvy Computershare. Pvt Ltd. 201-203,Shail,Opp: Madhusudhan House Behind Girish Cold Drinks Off C G Road Ahmedabad ~ 380 006	Mr.Aditya Gupta/Robert Joeboy/Sameer	079-/66614772/ 09558803822	079-26565551	Hand Delivery

4	Chennai	Karvy Computershare. Pvt Ltd. No. 33/1, Venkatraman Street, T.Nagar, Chennai - 600017	Ms. S.Janaki	044-45900900/902	044-28153181	Hand Delivery

5	Hyderabad	Karvy Computershare. Pvt Ltd. Plot No 17-24, Vithalrao Nagar, Madhapur, Hyderabad 500 081	Ms. Rinki Sareen	040-44655000/	040-23431551	Hand Delivery/ Registered Post/ Courier/Speed Post

6	Kolkata	Karvy Computershare. Pvt Ltd. 49, Jatin Das Road, Nr.Deshpriya Park, Kolkatta 700 029	Mr. Sujit Kundu/ Mr. Debnath	033-24644891	033-24644866	Hand Delivery

7	Bangalore	Karvy Computershare. Pvt Ltd. No.59, Skanda, Putana Road, Basavanagudi Bangalore 560 004	Mr. Kumaraswamy/ Ms. V. Sudha	080-26621192	080-26621169	Hand Delivery

Note: Business Hours: Monday to Friday 10:00 A.M. to 4:30 P.M. Indian Standard Time, Saturday 10:00 A.M. to 1:00 P.M. Indian Standard Time, Holidays: Sunday & Bank Holidays

INSTRUCTIONS:

PLEASE NOTE THAT NO SHARES/FORMS SHOULD BE SENT DIRECTLY TO THE ACQUIRERS OR THE PAC OR TO THE MANAGER TO THE OFFER

(1)	The Letter of Offer dated March 28, 2011 should be read carefully before filling this Form of Acceptance-cum-Acknowledgement.

(2)	All queries pertaining to the Offer may be directed to the Registrar to the Offer.

(3)	Acceptance of the Offer is entirely at the discretion of the Shareholders. Each Shareholder to whom this Offer is being made is free to offer his Shares in whole or in part while accepting the Offer.

(4)	Delivery of the acceptance forms/Shares must be made to the Registrar to the Offer at the abovementioned Collection Centres on or before the close of the Offer (i.e., April 27, 2011 at 4:30 p.m. India Standard Time, which is 7:00 a.m. New York City time on such date), and no acceptance forms/Shares shall thereafter be accepted under any circumstances and hence Shares delivered after such time are liable to be rejected.

Applicants who cannot hand deliver their documents at the Collection Centres may send their documents by Registered Post/Courier, at their sole risk, to Karvy Computershare Private Ltd, Unit: Patni Computer Systems Limited Open Offer, Plot No 17 to 24, Vittalrao Nagar, Madhapur, Hyderabad - 500 081, Tel No.: +91 40 2342 0815; Fax.: +91 40 2343 1551; email id: murali@karvy.com; contact person: Murali Krishna, so as to reach the Registrar to the Offer on or before the last date of acceptance (i.e., April 27, 2011 at 4:30 p.m. India Standard Time, which is 7:00 a.m. New York City time on such date).

(5)	Shareholders holding registered physical Shares should submit the Form of Acceptance-cum-Acknowledgement duly completed and signed in accordance, by the holders of the Shares, along with the original equity share certificate(s) and valid equity share transfer form(s) duly signed as per the specimen signatures lodged with the Target Company and duly witnessed at the appropriate place. Please do not fill in any other details in the transfer deed.

(6)	Shareholders holding Shares in dematerialised form should submit the Form of Acceptance-cum-Acknowledgement duly completed and signed in accordance with the instructions contained therein by all the beneficial holders of the Shares, as per the records of the Depository Participant (“DP”).

(7)	In case of shares held in joint names, names should be filled up in the same order in the Form of Acceptance-cum-Acknowledgement and in the transfer deed(s) as the order in which they hold Shares in the Target Company, and should be duly witnessed. This order cannot be changed or altered nor can any new name be added for the purpose of accepting the Offer.

(8)	In case where the signature is subscribed by thumb impression, the same shall be verified and attested by a Magistrate, Notary Public or Special Executive Magistrate or a similar authority holding a Public Office and authorized to use the seal of his office.

(9)	Persons who own physical Shares (as on the Specified Date or otherwise) but are not the registered holders of such Shares and who desire to accept the Offer, will have to communicate their acceptance in writing to the Registrar to the Offer together with the original contract note issued by the broker, the share certificate(s), the transfer deed(s) with the buyers details not filled in and other relevant documents. In case the share certificate(s) and transfer deed(s) are lodged with the Target Company/its transfer agents for transfer, then the Form of Acceptance-cum-Acknowledgement shall be accompanied by the acknowledgment of lodgement with, or receipt by, the Target Company/its transfer agents, of the share certificate(s) and transfer deed(s). Persons under this clause should submit their acceptance and necessary documents by registered post or in person to the Registrar to the Offer at their offices as mentioned above.

The Sole/First Shareholder may also mention particulars relating to savings/current account number and the name of the bank and branch with whom such account is held in the respective spaces allotted in the Form of Acceptance-cum-Acknowledgement, to enable the Registrar to the Offer to print the said details in the cheques after the name of the payee.

In order to avail Electronic Clearing Service (“ECS”) for receipt of consideration, the attached ECS mandate form needs to be duly filled in and signed by the Sole/First Shareholder and submitted with the Form of Acceptance-cum-Acknowledgement before the closure of the Offer.

(10)	Non-resident Shareholders should enclose copy(ies) of permission received from Reserve Bank of India to acquire Shares held by them in the Target Company. OCBs (as defined under FEMA) are requested to seek a specific approval of the Reserve Bank of India for tendering their Shares and a copy of such approval must be provided along with other requisite documents.

(11)	Non-resident Shareholders are advised to refer to the clause on taxation in Section X of the Letter of Offer regarding important disclosures regarding the taxation of the consideration to be received by them.

(12)	NRIs, OCBs and foreign shareholders are required to furnish Banker’s Certificate certifying inward remittances of funds for acquisition of Shares of the Target Company.

(13)	In case of bodies corporate, certified copies of appropriate authorization (including board of directors/shareholder resolutions, as applicable) authorizing the sale of Shares along with specimen signatures duly attested by a bank must be annexed. The common seal should also be affixed.

(14)	All the Shareholders should provide all relevant documents which are necessary to ensure transferability of the Shares in respect of which the acceptance is being sent. Such documents may include (but not be limited to):

(a)	Duly attested death certificate and succession certificate (in case of single Shareholder) in case the original Shareholder has expired.

(b)	Duly attested power of attorney if any person apart from the Shareholder has signed acceptance form or transfer deed(s).

(c)	Necessary corporate authorization (including applicable resolutions, consents and approvals of the applicable governing bodies) in case of companies.

(d)	No objection certificate from any lender, if the Shares in respect of which the acceptance is sent, were under any charge, lien or encumbrance.

(e)	Any other relevant document.

(15)	In case the number of Shares validly tendered in the Offer is more than the Shares to be acquired in the Offer, the acquisition of Shares from each shareholder will be on a proportional basis in such a way that it does not result in non-marketable lots. Provided that acquisition of Shares from a shareholder shall not be less than the minimum marketable lot or the entire holding, if it is under the marketable lot.

(16)	The Acquirers and the PAC will not be responsible in any manner for a`ny delay/loss of share certificate(s) and/or Offer acceptance documents during transit and Shareholders are advised to adequately safeguard their interest in this regard. In case of any lacunae and/or defect or modifications in the documents/forms submitted, the acceptance is liable to be rejected.

(17)	If the Shares are rejected for any of the following reasons, the Shares will be returned to the Sole/First Shareholder(s) along with all the documents received from them at the time of submission. Please note that the following list is not exhaustive.

(a)	The signature(s) of the holder(s) do not match with the specimen signature(s) as per the records of Target Company;

(b)	The transfer deed is not complete or valid;

(c)	The number of Shares mentioned in the Form of Acceptance-cum-Acknowledgement does not tally with the actual physical share certificate(s) submitted or in case of dematerialized shares, the Shares in the Form of Acceptance-cum-Acknowledgement do not tally with the instruction to the DP and the credit received in the Special Depository Account;

(d)	The relevant documents, as applicable, as mentioned above are not submitted with the Form of Acceptance-cum-Acknowledgement. The Acquirers and the PAC each also reserve the right to reject such tenders from Shareholders, where the relevant documents are not submitted.

(18)	The payment of consideration for accepted applications will be made by the Acquirers and the PAC in cash through account payee cheques/demand drafts/warrants/NECS/NEFT/RTGS sent by registered post for amounts exceeding ` 1,500/- (Rupees One Thousand and Five Hundred Only) and otherwise under certificates of posting in accordance with the Regulations and, the same will be drawn in the name of the first named person in the case of joint holders.

(19)	In order to avail the ECS facility, Shareholders holding Shares in physical mode are requested to submit the enclosed ECS mandate form duly filled in and signed while submitting the Form of Acceptance-cum-Acknowledgement if the same has not been submitted earlier to the Target Company/Registrar to the Offer. Shareholders holding shares in dematerialised mode are requested to instruct their respective DP regarding bank accounts in which they wish to receive the consideration before the close of the Offer. Acquirers/PAC/Registrar to the Offer will not act on any direct request received from Shareholders holding Shares in dematerialised form for change/deletion of such bank details.

(20)

In case PAN is not submitted or is invalid or does not belong to the Shareholder, Acquirers/PAC will arrange to deduct tax at the rate of 20% (twenty percent) or at the rate in force or at the rate specified in the relevant provisions of the I-T Act, or at the maximum rate as discussed in paragraphs 141 to 151 of the Letter of Offer, whichever is higher, plus applicable surcharge.

(21)	In case of ambiguity, incomplete or conflicting information or the information not being provided to the Acquirers, it would be assumed that the Shareholder is a non-resident Shareholder and taxes shall be deducted at the maximum rate as may be applicable to the relevant category to which the Shareholder belongs under the I-T Act, on the entire consideration and interest if any, payable to such Shareholder.

The tax deducted under this Offer is not the final liability of the Shareholders or in no way discharges the obligation of Shareholders to disclose the amount received pursuant to this Offer.

Shareholders are advised to consult their tax advisors for the treatment that may be given by their respective Assessing Officers in their case, and the appropriate course of action that they should take. The Acquirers/PAC and the Manager to the Offer do not accept any responsibility for the accuracy or otherwise of such advice.

The tax rates and other provisions may undergo changes.

MANDATE FORM

ELECTRONIC CLEARING SERVICE (CREDIT CLEARING)

Acquirers/PAC

Dear Sirs:

I am pleased to participate in the Electronic Clearing Services (ECS) introduced by Reserve Bank of India (RBI). The particulars of my Bank Account to which the payment of Offer consideration may be electronically credited are as follows:

1.	Name of Sole/First Shareholder

2.	Folio No.

3.	Name of the Bank

4.	Branch address of Bank to which consideration Amount to be credited

5.

9-digit Code Number of the Bank and Branch appearing on the MICR cheque issued by your Bank. This is mentioned on the MICR band next to the cheque number.

(Please attach blank “cancelled” cheque or a Xerox copy thereof).

6.	Account Type (tick one)	☐ Savings ☐ Current ☐ Cash Credit

7.	Ledger Folio of your Bank Account (If any, appearing on your cheque book)

8.	Account No. (as appearing on your cheque book)

I hereby declare that the particulars given above are correct and complete. If the payment of Offer consideration is delayed or not effected at all for reasons of incomplete or incorrect information, I would not hold the Target Company, the Acquirers or the PAC responsible.

Date:

Signature of Sole/First Shareholder

In case the Shareholder is not in a position to give blank “cancelled” cheque or a Xerox copy thereof, a certificate of the Shareholder’s Bank may be furnished as under:

Certificate of the Shareholder’s Bank

(To be submitted only if blank “cancelled” cheque or a Xerox copy thereof is not enclosed)

Certified that the particulars furnished above are correct as per our records.

Bank’s Stamp:
Date:	Signature of the Authorized Official of the Bank

FORM OF WITHDRAWAL

Patni Computer Systems Limited Open Offer

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

(Please send this Form of Withdrawal with enclosures to any of the Collection Centres as mentioned in the Letter of Offer)

(All terms and expressions used herein shall have the same meaning as ascribed thereto in the Letter of Offer)

From	OFFER OPENS ON	April 8, 2011
Folio No./DP ID No./Client ID No.:	LAST DATE OF WITHDRAWAL	April 21, 2011
	OFFER CLOSES ON	April 27, 2011

To

The Acquirers and the PAC

Patni Computer Systems Limited Open Offer

C/o Karvy Computershare Private Limited,

Plot No 17 to 24, Vittalrao Nagar,

Madhapur,

Hyderabad - 500 081

Dear Sir,

Sub:	Open Offer to acquire 2,70,85,565 fully paid up equity shares of face value of ` 2/- each, representing 20.00% of the Diluted Equity Capital of Patni Computer Systems Limited (“Target Company”) by Pan-Asia iGATE Solutions and iGATE Global Solutions Limited (jointly referred to as “Acquirers”) along with iGATE Corporation hereinafter referred to as person acting in concert (“PAC”) (at a price of ` 503.5/- per fully paid up equity share)

I/We refer to the Public Announcement dated January 11, 2011 and the Letter of Offer dated March 28, 2011 for acquiring the Shares held by me/us in Patni Computer Systems Limited.

I/We, the undersigned, have read the aforementioned Public Announcement and the Letter of Offer including the procedure of withdrawal of Shares tendered by me/us pursuant to the Offer and understood their contents including the terms and conditions as mentioned therein.

I/We hereby consent unconditionally and irrevocably to withdraw my/our Shares from the Offer and I/we further authorize the Acquirers/PAC to return to me/us, the tendered share certificate(s)/Share(s) at my/our sole risk.

I/We note that upon withdrawal of my/our Shares from the Offer, no claim or liability shall lie against the Acquirer/PAC/Manager to the Offer/Registrar to the Offer.

I/We note that this Form of Withdrawal should reach the Registrar to the Offer on or before the last date of withdrawal (i.e. April 21, 2011).

I/We note the Acquirers/the PAC/Manager to the Offer/Registrar to the Offer shall not be liable for any postal delay/loss in transit of the Shares held in physical form and also for the non-receipt of Shares held in the dematerialized form in the DP account due to inaccurate/incomplete particulars/instructions.

I/We also note and understand that the Acquirers and the PAC will return the original share certificate(s), share transfer deed(s)/Shares in dematerialized form only on completion of verification of the documents, signatures and beneficiary position as available with the depositories from time to time.

☐      SHARES IN PHYSICAL FORM

The particulars of tendered original share certificate(s) and duly signed transfer deed(s) are detailed below:

Sr. No.	Ledger Folio No(s)	Certificate No(s)	Distinctive No(s)		No. of Shares
			From	To
1.
2.
3.
4.
5.
Total No. of Shares

(In case the space provided is inadequate, please attach a separate sheet with details.)

Tear along this line

☐      SHARES IN DEMATERIALIZED FORM

I/We hold the following Shares in dematerialized form and had tendered the Shares through an off-market transaction for crediting the Shares to the “Karvy Escrow Account PCSL Open Offer”, whose particulars are as follows:

Depository Name	National Securities Depository Ltd. (NSDL)
DP Name	Karvy Stock Broking Limited
DP ID Number	IN300394
Account Name	Karvy Escrow Account PCSL Open Offer
Beneficiary Account Number	18025645
ISIN	INE660F01012
Market	Off-Market

Please find enclosed a photocopy of the depository delivery instruction(s) duly acknowledged by DP. The particulars of the account from which my/our Shares have been tendered are as follows:

DP Name	DP ID	Client ID	Beneficiary Name	No. of Shares

I/We note that the Shares will be credited back only to that depository account from which the Shares have been tendered and necessary standing instructions have been issued in this regard.

I/We confirm that the particulars given above are true and correct.

In case of dematerialized Shares, I/we confirm that the signatures have been verified by the DP as per their records and the same have been duly attested.

Yours faithfully,

Signed and Delivered

	Full Name(s) of the Shareholders	Signature
Sole/First Shareholder
Joint Holder 1
Joint Holder 2
Joint Holder 3

In case of joint holding, all joint holders must sign. A corporation must affix its rubber stamp and necessary Board Resolution must be attached

Address of Sole/First Shareholder

Tel no:	;	Fax no:	;	Email:

Place:

Date:

Tear along this line

Acknowledgement Slip

Karvy Computershare Private Ltd

Unit: Patni Computer Systems Limited Open Offer

Plot No 17 to 24, Vittalrao Nagar,

Madhapur, Hyderabad - 500 081,

Tel: +91 40 2342 0815;

Fax: +91 40 2343 1551;

email id: murali@karvy.com; Contact Person: Murali Krishna

Received from Mr./Ms.

residing at

Form of Withdrawal for                      Shares along with:

☐	copy of depository instruction slip from DP ID Client ID

☐	copy of acknowledgement slip issued when depositing dematerialized Shares

☐	Share certificate(s) transfer deed(s) under folio number(s)

☐	copy of acknowledgement slip issued when depositing physical Shares for withdrawing from the Offer made by the Acquirers along with the PAC.

Stamp of Collection Centre:	Signature of Official:	Date of Receipt:

INSTRUCTIONS

(1)	Shareholders desirous of withdrawing their acceptances tendered in the Offer can do so up to April 21, 2011, being three (3) working days prior to the Closing of the Offer.

(2)	After the last date of withdrawal i.e. April 21, 2011, unless permitted under applicable law, Shareholders who have lodged their acceptances would not be able to withdraw them even if the acceptance of Shares under the Offer and dispatch of consideration gets delayed.

(3)	The Withdrawal option can only be exercised by submitting the Form of Withdrawal as per the instructions below so as to reach the Registrar to the Offer at its address Karvy Computershare Private Ltd, Plot No 17 to 24, Vittalrao Nagar, Madhapur, Hyderabad- 500 081, Tel No.: +91 40 2342 0815; Fax No.: +91 40 2343 1551; email id: murali@karvy.com; Contact Person: Murali Krishna

(4)	The withdrawal option can be exercised by submitting the Form of Withdrawal, duly signed and completed along with the copy of the acknowledgment slip issued at the time of submission of the Form of Acceptance-cum-Acknowledgment.

(5)	All queries pertaining to the Offer may be directed to the Registrar to the Offer.

(6)	In case of Shares held in joint names, names should be filled up in the same order in the Form of Withdrawal and in the transfer deed(s) as the order in which they hold Shares in the Target Company, and should be duly witnessed. This order cannot be changed or altered nor can any new name be added for the purpose of accepting the Offer.

(7)	In case where the signature is subscribed by thumb impression, the same shall be verified and attested by a Magistrate, Notary Public or Special Executive Magistrate or a similar authority holding a Public Office and authorized to use the seal of his office.

(8)	In case of bodies corporate, certified copies of appropriate authorization (including board or directors/shareholder resolutions, as applicable) authorizing the sale of Shares along with specimen signatures duly attested by a bank must be annexed. The common seal should also be affixed.

(9)	All the Shareholders should provide all relevant documents which are necessary to ensure transferability of the Shares in respect of which the withdrawal is being sent. Such documents may include (but not be limited to):

(a)	Duly attested death certificate and succession certificate (in case of single shareholder) in case the original Shareholder has expired.

(b)	Duly attested power of attorney if any person apart from the Shareholder has signed withdrawal form or transfer deed(s).

(c)	Other relevant document(s)

(10)	In case of non-receipt of the Form of Withdrawal the withdrawal option can be exercised by making an application on plain paper along with the following details:

(a)	In case of physical Shares: Name and address of the Shareholder, distinctive numbers, folio numbers, number of Shares tendered/withdrawn, copy of duly acknowledged Form of Withdrawal;

(b)	In case of dematerialized Shares: Name, address, number of Shares tendered/withdrawn, DP name, DP ID, Beneficiary account no. and a photocopy of delivery instruction in “Off-market” mode or counterfoil of the delivery instruction in “Off-market” mode, duly acknowledged by the DP in favour of the Depository Escrow Account, copy of duly acknowledged form.

(11)	Shareholders should enclose the following:

(a)	Beneficial owners holding Shares in dematerialized form should enclose:

•	Duly signed and completed Form of Withdrawal. The signature(s) should be attested by the DP.

•	Acknowledged slip in original/copy of the submitted Form of Acceptance-cum-Acknowledgement in case delivered by Registered A.D.

•	Photocopy of the delivery instruction in “Off-market” mode or counterfoil of the delivery instruction in “Off-market” mode, duly acknowledged by the DP.

(b)	Registered Shareholders holding Shares in physical form should enclose:

•	Duly signed and completed Form of Withdrawal.

•	Acknowledged slip in original/copy of the submitted Form of Acceptance-cum-Acknowledgement in case delivered by Registered A.D.

•

In case of partial withdrawal, valid Share transfer form(s) duly signed as transferors by all registered Shareholders (in case of joint holdings) in the same order and as per specimen signatures registered with the Target Company and duly witnessed at the appropriate place.

(c)	Unregistered shareholders holding Shares in physical form should enclose:

•	Duly signed and completed Form of Withdrawal.

•	Acknowledged slip in original/copy of the submitted Form of Acceptance-cum-Acknowledgement in case delivered by Registered A.D.

(12)	The withdrawal of Shares will be available only for the share certificates/the Shares that have been received by the Registrar to the Offer/Special Depository Account.

(13)	The intimation of equity shares which are returned to the Shareholders pursuant to the withdrawal will be at the address as per the records of the Target Company/depository as the case may be.

(14)	In case of partial withdrawal of equity shares tendered in physical form, if the original share certificates are required to be split, the same will be returned on receipt of share certificates from the Target Company. The facility of partial withdrawal is available only to registered shareholders.

(15)	Shareholders holding equity shares in dematerialized form are requested to issue the necessary standing instruction for receipt of the credit in their DP account.